EXHIBIT 99.1

NetManage Reports Financial Results for Third Quarter 2006

Company Reports Quarter Highlighted by a Return to Profitability

NetManage, Inc. (Nasdaq:NETM), a leading software company that provides solutions for integrating, Web enabling and accessing enterprise information systems, today reported financial results for the third quarter and nine months ended September 30, 2006.

Net revenues for the third quarter of 2006 increased to $9.4 million, compared to $9.0 million for the second quarter of 2006 and down from $9.9 million reported in the third quarter of 2005. Net income for the third quarter of 2006 was $33,000 or $0.00 per share, compared to net income of $1.6 million, or $0.17 per diluted share for the third quarter of 2005.

For the nine months ended September 30, 2006, net revenues were $26.9 million, compared to net revenues of $32.7 million for the same period of 2005. Net loss for the nine months ended September 30, 2006 was $1.6 million, or $0.17 per share, compared to a net income for the nine months ended September 30, 2005 of $3.1 million, or $0.32 per diluted share.

Cash, cash equivalents and short-term investments increased $3.9 million from the second quarter of 2006 to $28.4 million as of September 30, 2006.

During the quarter, NetManage renewed several license, maintenance and service agreements with many of its long-time Fortune 500 customers. These renewals significantly strengthened the company's overall cash position and are a testament to their belief in the management team and its corporate strategy.

Management Commentary

"With our third quarter results, our seasonally most challenging quarter, we have made significant progress toward driving future revenue growth and improving the bottom line," said Zvi Alon, chairman, president and CEO of NetManage. "Net revenues increased sequentially on higher license fees and we returned to profitability. While we still saw tentative customer spending in the IT market, we continue to add leading customers, reporting 23 new OnWeb customers this quarter," explained Mr. Alon. "We have strengthened our salesforce and continue to expand and evolve our line of products to meet our customer needs. We believe NetManage is well-positioned for growth and profitability during the fourth quarter and into 2007," concluded Mr. Alon.

Customer Wins

Leading organizations around the world continue to choose NetManage solutions to integrate and leverage their core business investments. During the quarter, NetManage secured business from Bell South, U.S. Department of Justice, Kraft Foods, City of Philadelphia, Los Angeles Department of Water and Power, Adobe Systems, Universal Music Group, State of Vermont, General Electric, and Fox Cable Networks among others.

Recent Operational Highlights

  --  The Company was accepted into the IBM SOA Specialty program after successfully completing IBM's rigorous Service Oriented
      Architecture (SOA) technical and business requirements.
  --  NetManage released upgrades to ViewNow X Server, RUMBA, OnWeb
      Web-to-Host, and the OnWeb Product Family.
  --  NetManage announced core enhancements to its entire line of
      NetManage Librados Adapters to eliminate complexity connecting and integrating enterprise applications while also providing a path to SOA.
  --  NetManage introduced NetManage OnWeb for CICS (Customer
      Information Control System), a software solution that transforms existing CICS data into standard XML for integration with other enterprise information systems or SOA initiatives.
  --  The Company announced that Aviva Italia, part of the world's sixth-largest insurance group, has deployed NetManage OnWeb to create Web applications that securely streamline access to CICS-
      based business data.
  --  NetManage and VisionShare Inc., a leading provider of Internet connectivity solutions for Medicare-related healthcare
      transactions, announced a strategic partnership that will
      provide customers with a comprehensive set of connectivity solutions for secure information exchange.

Conference Call Information

The Company has scheduled a conference call to review the results at 1:30 p.m. PT (4:30 p.m. ET) on Monday, October 23, 2006. The call will be broadcast live via the Investors section on the NetManage Web site, www.netmanage.com/investors or by dialing 866-200-5830 and entering pass code 462561. A playback of the conference call will be available until October 29, 2006, on the NetManage investor relations Web site or by dialing 866-206-0173 and entering the pass code 186683.

NetManage will furnish this press release to the Securities and Exchange Commission on Form 8-K and will post this release in the Investors section of its Web site prior to its conference call.

About NetManage

NetManage, Inc. (Nasdaq:NETM) a software company that provides solutions for integrating, Web enabling, and accessing enterprise information systems. More than 10,000 customers worldwide, including a majority of the Fortune 500, have chosen NetManage for mission critical application integration. For more information, visit www.netmanage.com.

The NetManage logo is available at http://www.primezone.com/newsroom/prs/?pkgid=2691

NetManage, the NetManage logo, the lizard-in-the-box logo, RUMBA, ONESTEP, ViewNow, SupportNow, Librados, and OnWeb are either trademarks or registered trademarks of NetManage, Inc., its subsidiaries, and affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

This press release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties, including statements regarding improvement in the Company's competitive position, improvement in financial results and business pipeline, the Company's positioning in its market, and the progress and benefits of the Company's execution on its business plan. The Company's actual results could differ materially from the results discussed in the forward-looking statements. The factors that could cause or contribute to such differences include, among others, that competitive pressures continue to increase, that the markets for the Company's products could grow more slowly than the Company or market analysts believe, that the Company is unable to integrate or take advantage of its acquisitions successfully, or that the Company will not be able to take advantage of growth in the Company's target markets. Additional information on these and other risk factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K, Forms 10-Q, Forms 8-K and other documents filed with the Securities and Exchange Commission.

                            NETMANAGE, INC.
               CONDENSED CONSOLIDATED BALANCE SHEET DATA
                            (In thousands)
                              (Unaudited)

                                            September 30,   December 31,
                                                2006           2005
                                              -------         -------
                 Assets

 Cash, cash equivalents and
   short-term investments                     $28,444         $21,515
 Accounts receivable, net                       5,889          11,327
 Prepaid expenses and other current assets      1,341           1,217
                                              -------         -------
    Total current assets                       35,674          34,059

 Property and equipment, net                    2,246           2,805
 Goodwill                                       3,648           3,697
 Other intangibles and purchased
  technology, net                               1,213           1,604
 Long-term investments                             --           1,583
 Other long-term assets                           148             118
                                              -------         -------
    Total assets                              $42,929         $43,866
                                              =======         =======

       Liabilities and Stockholders' Equity

 Current liabilities                          $ 5,305         $ 5,932
 Current deferred revenue                      11,476          14,081
                                              -------         -------
    Total current liabilities                  16,781          20,013

 Long-term deferred revenue                     3,742             343
 Other long-term liabilities                      746             807
                                              -------         -------
    Total long-term liabilities                 4,488           1,150
                                              -------         -------
      Total liabilities                        21,269          21,163

 Stockholders' equity                          21,660          22,703
                                              -------         -------
      Total liabilities and
       stockholders' equity                   $42,929         $43,866
                                              =======         =======

                            NETMANAGE, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)
                              (Unaudited)

                              Three months ended    Nine months ended
                                September 30,         September 30,
                               2006       2005       2006       2005
                             -------    -------    -------    -------
 Net revenues:
  License fees               $ 3,694    $ 3,614    $ 9,596    $12,743
  Services                     5,700      6,334     17,316     19,992
                             -------    -------    -------    -------
 Total net revenues            9,394      9,948     26,912     32,735
                             -------    -------    -------    -------

 Cost of revenues:
  License fees                   176        237        591        855
  Services                       867        798      2,516      2,444
  Amortization of intangible
   assets                         70         70        210        210
                             -------    -------    -------    -------
 Total cost of revenues        1,113      1,105      3,317      3,509
                             -------    -------    -------    -------

 Gross margin                  8,281      8,843     23,595     29,226
                             -------    -------    -------    -------
 Operating expenses:
  Research and development     1,770      1,658      5,524      5,388
  Sales and marketing          4,946      4,431     15,176     15,350
  General and administrative   1,480      1,994      4,728      6,582
  Restructuring charge
   (benefit)                      72         29         97        (63)
  Amortization of intangible
   assets                        105        158        315        388
                             -------    -------    -------    -------
 Total operating expenses      8,373      8,270     25,840     27,645
                             -------    -------    -------    -------

 Income (loss) from operations   (92)       573     (2,245)     1,581

 Interest income and
  other, net                     281        241        821        536
 Foreign currency transaction
  loss                          (111)       (94)      (133)      (269)
                             -------    -------    -------    -------
 Income (loss) before
  provision for income taxes      78        720     (1,557)     1,848

 Provision (benefit) for
  income taxes                    45       (884)        63     (1,259)
                             -------    -------    -------    -------
 Net income (loss)           $    33    $ 1,604    $(1,620)   $ 3,107
                             =======    =======    =======    =======

 Net income (loss) per share:
   Basic                     $  0.00    $  0.17    $ (0.17)   $  0.33
   Diluted                   $  0.00    $  0.17    $ (0.17)   $  0.32

 Weighted average common
  shares and equivalent:
   Basic                       9,443      9,341      9,420      9,288
   Diluted                     9,728      9,598      9,420      9,668

CONTACT:  NetManage, Inc.
          Investor Contact:
          The Blueshirt Group
          Alex Wellins
            alex@blueshirtgroup.com
          Brinlea Johnson
            brinlea@blueshirtgroup.com
          (415) 217-7722